UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 2, 2020

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06	Material Impairments.

On July 5, 2020, Dominion Energy, Inc. (Dominion Energy) and Duke Energy Corporation (Duke Energy) announced the cancelation of the Atlantic Coast Pipeline project (the ACP Project) due to continued permitting delays and legal challenges. The ACP Project is a proposed 600-mile natural gas pipeline running from West Virginia through Virginia to North Carolina. Dominion Atlantic Coast Pipeline, LLC, a subsidiary of Dominion Energy, owns 53% of Atlantic Coast Pipeline, LLC (ACP), the entity that owns the ACP Project. Duke Energy ACP, LLC, a subsidiary of Duke Energy, owns 47% of ACP.

This decision was approved by Dominion Energy’s Board of Directors on July 2, 2020. As a result of this decision, Dominion Energy will recognize estimated pre-tax charges in the range of $2.7 billion to $3.2 billion related to the ACP Project and the associated Supply Header project, of which the majority is expected to be reported in second quarter 2020 earnings and the remainder as exit costs are incurred.

Item 7.01	Regulation FD Disclosure.

On July 5, 2020, Dominion Energy issued a press release announcing the cancelation of the ACP Project. The press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Dominion Energy, Inc. press release dated July 5, 2020.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: July 6, 2020